UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Electronic Arts Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains an employee FAQ made available to all Electronic Arts Inc. (“Electronic Arts” or the “Company”) employees on September 29, 2025.

Why did the Board accept this offer to take EA private? What is their responsibility to stockholders?
●	EA is a public company, which means anyone can invest in us, decrease or increase their stake, or make an offer at any time.
●	The Board is elected by our stockholders and it is the Board’s fiduciary responsibility to act in stockholders' best interest.
●	This includes reviewing any credible offer and accepting it if they believe it in the best interests of our stockholders.
●	The Board carefully evaluated this opportunity and concluded it delivers compelling value for stockholders and is in the best interests of all EA stakeholders.

Why is this Consortium interested in acquiring EA?
●	PIF has been a significant stockholder in EA, and the broader gaming industry, for many years.
●	This Consortium understands that EA is uniquely positioned to lead the next era of entertainment.
●	The Consortium shares our vision, and its decision to make this historic investment reflects conviction in our strategy.

What are the differences between being private vs. public?
●	As a public company, EA operates within the framework of public market expectations.
●	Being a private company allows EA to adopt a longer-term investment horizon, with greater latitude to pursue bold strategies without quarterly public market response.

What are the implications of this possible transaction?
●	This partnership gives us the ability to move faster and unlock new opportunities on a global stage.
●
With a longer investment horizon – and the same discipline, focus, and operational excellence that has fueled our success – we’ll have greater creative and operational flexibility to drive innovation and build the next generation of entertainment experiences.

●	We will continue to take bold creative bets and invest in our largest growth opportunities in service of our global communities of fans and players.

Does this mean EA is in financial trouble?
●	EA is in a strong financial position.
●	This partnership gives us the ability to move faster and unlock new opportunities on a global stage.

How will I be kept informed about the status of the process?
●	We are committed to keeping you informed during this process and will provide regular updates through emails, EA World, and other employee channels.

When is the transaction slated to close?
●	We expect the transaction to close in the next six to nine months.

Will there be any changes to management?
●	Andrew will remain CEO, and there are no changes to the executive team as a result of this transaction.

Will EA move its HQ?
●	EA will remain headquartered in Redwood City.

Will our culture change as a result of this deal?
●	Our mission, values, and commitment to players and fans around the world remain unchanged.
●	We will continue to be guided by our cultural values of creativity, pioneering, passion, determination, learning, and teamwork.
●	The Consortium is supportive of and committed to investing in our exceptional employees and our strong culture.

Will private ownership lead to layoffs?
●	There will be no immediate changes to your job, team, or daily work, as a result of this transaction.
●	Our focus is on driving innovation, and expanding our global reach, all of which require world class teams, who are excited to shape the future of entertainment.

What happens to my compensation, benefits, and RSUs?
●	We expect the transaction to close in the next six to nine months.
●
Pay and benefits: Your current pay and benefits will not change as a result of this announcement. We will adjust our ESPP program in anticipation of closing. Over the coming months, we will be working with the Consortium to review our programs and adjust if necessary, to support this next phase of EA’s future.

●
Your vested equity: At the closing of the transaction, you will receive the deal premium stock price of $210 in cash for each vested EA share that you hold in your eTrade or other brokerage account. These are the shares you received when your restricted stock units (RSUs) vested, through your participation in EA’s ESPP program, or shares that you may have purchased on your own. This is the same process that will apply to all stockholders.

●
Your unvested equity: At the closing, any unvested RSUs will convert to cash awards at EA’s all-time high of $210, the deal premium stock price. These cash awards will be paid on the same vesting schedules as your current RSUs. This means that you benefit from locking in the deal premium without future volatility.

●
FY26 Bonus: The FY26 bonus program will continue as planned, and bonus payments are expected to be made in June 2026. Bonus awards will continue to be based on business unit funding and individual performance.

●	Paying our employees competitively and equitably, while recognizing short-term and long-term performance and contribution, remains a key focus.
●	You will receive clear, timely updates as we are able to communicate them.
●	We understand that compensation and benefits are important, and we’re committed to being as transparent as possible as more details are confirmed.

Will there be opportunities for career growth?
●	We will continue to create growth pathways for our talented teams as we pursue transformative opportunities to lead the future of entertainment.
●	The Consortium is supportive of and committed to investing in our exceptional employees and our strong culture.

What should I do if I’m asked to comment on this by a member of the media or an investor?
●	Please do not comment or speak on behalf of EA.
●	Please refer any inquiries you receive from external parties, including media and investors, to the EA Corporate team at CorpComms@EA.com.

How should I respond if friends, family, or business partners ask about this news?
●	If speaking with business partners, please ensure that you coordinate with EA’s Corporate Communications team at CorpComms@EA.com.
●	In talking with friends and family, you are free to share your personal perspective. We ask that you do not speak on behalf of the company on social media or with the media or investors.

Cautionary Statement Regarding Forward-Looking Statements

Some statements set forth in this communication contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters may identify forward-looking statements.  These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the transaction. These forward-looking statements are based on various assumptions, whether or not identified in this communication, are not guarantees of future performance and reflect management’s current expectations.  Our actual performance could differ materially from those discussed in the forward-looking statements.  Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of the Company’s business resulting from the transaction, including disruption of management time from ongoing business operations due to the proposed transaction; risks relating to certain restrictions during the pendency of the proposed transaction that may impact the ability of the Company to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, including if the proposed transaction is not consummated; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risks and uncertainties that will be described in the proxy statement available from sources indicated below. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is described in Part I, Item 1A of Electronic Arts’ latest Annual Report on Form 10-K under the heading “Risk Factors”, as well as in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we have filed with the Securities and Exchange Commission (the “SEC”).  These filings are available on the investor relations section of the Company’s website at https://ir.ea.com or on the SEC’s website at https://www.sec.gov.  The forward-looking statements made in this communication are current only as of the date hereof.  Electronic Arts assumes no obligation to revise or update any forward-looking statement, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between the consortium and the Company, the Company will file with the SEC a preliminary Proxy Statement of the Company (the “Proxy Statement”). The Company plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE CONSORTIUM, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at https://www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the investor relations section of the Company’s website at https://ir.ea.com or by contacting the Company’s investor relations department at ir@ea.com or calling (650) 628-0406.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the merger.

Information regarding the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal 1: Election of Directors,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Security Ownership of Certain Beneficial Owners and Management” and “Related Persons Transactions,” which was filed with the SEC on June 24, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000712515/000130817925000556/ea014143-def14a.htm, and (ii) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=712515&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.